UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):      May 15, 2013

Southern Connecticut Bancorp, Inc.

(Exact Name of Registrant as Specified in Charter)

Connecticut	000-49784	06-1609692
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

215 Church Street
New Haven, Connecticut		06510
(Address of Principal Executive Offices)		(Zip Code)

(203) 782-1100
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 15, 2013, Southern Connecticut Bancorp, Inc. (the “Company”) held a special meeting of shareholders (the “Special Meeting”).  A total of 2,039,810 shares of the Company’s common stock, out of a total of 2,810,273 shares of the Company’s common stock issued and outstanding and entitled to vote as of April 12, 2013 (the record date of the Special Meeting), were present in person or represented by proxy at the Special Meeting.  A summary of the voting results for the following proposals, each of which is described in detail in the Company’s proxy statement dated April 17, 2013 (the “Special Meeting Proxy Statement”) and first mailed to the Company’s shareholders on or about April 17, 2013, is set forth below:

Proposal 1 – Approval of the Agreement and Plan of Merger

The Company’s shareholders were asked to approve the Agreement and Plan of Merger, dated as of January 16, 2013, by and among Liberty Bank and the Company and The Bank of Southern Connecticut (the “Merger Agreement”).  The Merger Agreement was approved by the requisite vote of a majority of the shares outstanding and entitled to vote, as indicated below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,963,579	31,377	1,386	43,468

Proposal 2 – Approval, by non-binding advisory vote, of certain compensation arrangements for the Company’s named executive officers in connection with the merger

The Company’s shareholders were asked to approve, by non-binding advisory vote, certain compensation arrangements for the Company’s named executive officers in connection with the merger as set forth in the Special Meeting Proxy Statement.  The certain compensation arrangements for the Company’s named executive officers in connection with the merger were approved, by non-binding advisory vote, by the requisite vote of the majority of the shares represented in person or by proxy and entitled to vote, as indicated below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,792,576	195,722	8,044	43,468

Proposal 3 – Approval to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting to approve the Merger Agreement

The Company’s shareholders were asked to approve the adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting to approve the Merger Agreement.  The adjournment of the Special Meeting to a later date or dates, if necessary, was approved by the requisite vote of the majority of the shares represented in person or by proxy and entitled to vote, as indicated below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,961,462	74,037	4,311	–

The closing of the transactions contemplated by the Merger Agreement remains subject to the satisfaction of certain closing conditions, including, without limitation, the receipt of certain remaining regulatory approvals.

Item 8.01                      Other Events.

On May 15, 2013, the Company issued a press release announcing that the Company’s shareholders voted to approve the Merger Agreement.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.         Description

99.1                      Press Release of Southern Connecticut Bancorp, Inc. issued May 15, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN CONNECTICUT BANCORP, INC.

Date: May 15, 2013	By:	/s/Stephen V. Ciancarelli
Stephen V. Ciancarelli
Chief Financial Officer

Exhibit Index

Exhibit No.         Description

99.1                      Press Release of Southern Connecticut Bancorp, Inc. issued May 15, 2013